Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-33676) of Energizer Holdings, Inc. of our report dated June 28, 2007 relating to the financial statements of Energizer Holdings, Ins. Savings Investment Plan, which appears in this Form 11-K.

/s/ RubinBrown LLP
St. Louis, Missouri
June 28, 2007

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement  on Form S-8 (No. 333-33676) of Energizer Holdings, Inc. of our report dated June 28, 2006 relating to the financial statements of Energizer Holdings, Inc. Savings Investment Plan, which appears in this Form 11-K.

St. Louis, Missouri
June 28, 2007